 UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: October 2, 2023
(Date of earliest event reported)

 ITT INC.
(Exact name of registrant as specified in its charter)

Indiana	001-05672	81-1197930
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Washington Boulevard
6th Floor
Stamford, CT 06902
(Principal Executive Office)
Telephone Number: (914) 641-2000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share	ITT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).                                                 Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Arrangements of Certain Officers

In connection with its previously announced succession planning and Board refreshment process, on October 3, 2023, the Board of Directors (the “Board”) of ITT Inc. (the “Company”), acting on the recommendation of the Nominating and Governance Committee, elected Mr. Kevin Berryman to its Board of Directors, effective immediately, and elected Ms. Nazzic Keene to its Board of Directors, effective October 6, 2023. The Board believes that these elections will further its refreshment objectives by providing additional depth of knowledge and expertise in critical areas of the Company’s operations as well as add financial expertise.

The Board also considered the independence of Mr. Berryman and Ms. Keene under the New York Stock Exchange listing standards and the Company's Corporate Governance Principles and concluded that both of Mr. Berryman and Ms. Keene are independent directors under these standards.

The Board appointed Mr. Berryman to the Company’s Audit Committee, effective immediately, and appointed Ms. Keene to the Nominating and Governance Committee, effective October 6, 2023.

Neither Mr. Berryman nor Ms. Keene is party to any arrangement or understanding pursuant to which they were elected to the Board, nor are they or any of their immediate family members a party, either directly or indirectly, to any transaction with the Company that would be required to be reported under Item 404(a) of Regulation S-K. Mr. Berryman and Ms. Keene will each receive compensation and be subject to indemnification for serving as a member of the Board consistent with the Company’s normal arrangements for non-employee directors, as described in the Company’s proxy statement for its 2023 Annual Meeting of Shareholders. As described in the proxy statement, Mr. Berryman and Ms. Keene will receive an annual cash retainer and restricted stock unit award promptly following their election, in each case to be pro-rated to reflect their partial year of service on the Board.

In addition, on October 2, 2023, Ms. Sabrina Soussan notified the Company of her resignation from the Board effective October 5, 2023 in light of her recent commitment to join the board of directors of another large publicly traded U.S. company and the time commitments involved for a European-based executive to effectively satisfy her obligations to each company. The resignation was not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with the above matters, the Board increased its size to nine directors.

A copy of the press release related to these matters is attached as Exhibit 99.1 hereto and incorporated into this Form 8-K by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by ITT Inc., dated October 4, 2023
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT Inc.
(Registrant)

October 4, 2023	By:	/s/ Lori B. Marino
		Name:	Lori B. Marino
		Title:	Senior Vice President, General Counsel and Corporate Secretary
(Authorized Officer of Registrant)